SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 TRIMERIS, INC.
    ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.  (14a-6(i)(2))
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:


--------------------------------------------------------------------------------
[   ]    Fee previously paid with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing party:


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     (4) Date filed:

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


                               [LOGO APPEARS HERE]

                                 TRIMERIS, INC.
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707



                                                                   MAY ___, 1998


To the Stockholders of TRIMERIS, INC.


You are cordially invited to attend the 1998 Annual Meeting of the Stockholders of Trimeris, Inc., to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, on June 17, 1998 at 2:00 p.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.


Dr. M. Ross Johnson
PRESIDENT AND CHIEF EXECUTIVE OFFICER

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).


                                 TRIMERIS, INC.
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 1998


    The Annual Meeting of Stockholders of Trimeris, Inc. ("Trimeris" or the "Company") will be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, on June 17, 1998 at 2:00 p.m. (the "Annual Meeting") to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

         1. To elect two members of the Board of Directors for the term of office stated in the Proxy Statement. The Board has nominated the following persons for election for the two Class I Director seats at the Annual Meeting: Jeffrey M. Lipton and Brian H. Dovey.

         2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

         3. To consider and vote upon approval of an amendment to the Company's Amended and Restated Stock Incentive Plan (the "Plan") to increase the number of authorized shares issuable pursuant to such Plan by 750,000 shares; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on May 10, 1998 will be entitled to vote at the Annual Meeting and at any adjournments thereof. The transfer books will not be closed. For a period of at least 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the offices of the Company.

By Order of the Board of Directors,


Matthew A. Megaro
Secretary
Durham, North Carolina
May __, 1998

ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING AND ABSTENTIONS WILL HAVE THE EFFECT OF NEGATIVE VOTES. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                              [LOGO APPEARS HERE]
                                 TRIMERIS, INC.
                        4727 UNIVERSITY DRIVE, SUITE 100
                          DURHAM, NORTH CAROLINA 27707

                                 PROXY STATEMENT


                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  JUNE 17, 1998


    The enclosed proxy is solicited on behalf of the Board of Directors of Trimeris, Inc., a Delaware corporation ("Trimeris" or the "Company"), for use at the annual meeting of stockholders to be held at 2:00 p.m. local time on June 17,1998, and at any adjournment or postponement of the annual meeting (the "Annual Meeting"). The Annual Meeting will be held at 2:00 p.m. at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina. All stockholders of record on May 10, 1998 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about May __, 1998.

    The mailing address of the principal executive office of the Company is 4727 University Drive, Suite 100, Durham, North Carolina 27707.


                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the "Proposals"). Each Proposal is described in more detail in this Proxy Statement.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING

    On May 10, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were ________ shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote on all matters brought before the Annual Meeting.

    Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting and abstentions will have the effect of negative votes.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1998 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer (as defined in the Summary Compensation Table), (iii) each of the Company's Directors, and (iv) all Directors and executive officers of the Company as a group.


                                                                  NUMBER OF
                                                                      SHARES
                                                                BENEFICIALLY         PERCENTAGE
BENEFICIAL OWNER                                                    OWNED(1)         OWNERSHIP
----------------                                                    --------         ---------

Domain Partners II, L.P. (2)                                        2,570,559                24.4%
Domain Partners III, L.P. (2)                                       2,570,559                24.4
DP III Associates, L.P. (2)                                         2,570,559                24.4
Biotechnology Investments Limited (3)                               1,295,068                12.3
Putnam Investments, Inc. (4)                                          579,600                 5.5
M. Ross Johnson (5)                                                   188,994                 1.8
Matthew A. Megaro (6)                                                 146,080                 1.4
Max N. Wallace (7)                                                    132,149                 1.3
Jesse I. Treu (2)                                                   2,570,559                24.4
Brian H. Dovey (2)                                                  2,570,559                24.4
Dani P. Bolognesi (8)                                                 103,751                 1.0
Charles A. Sanders (9)                                                 12,909                 *
All executive officers and directors as a
group (five persons) (10)                                           3,022,293                28.6

* Less than one percent.


(1) Applicable percentage ownership is based on 10,551,410 shares of Common Stock outstanding as of February 28, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission based on factors including voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days after February 28, 1998, are deemed outstanding for computing the percentage ownership of the person or entity holding such securities, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock as beneficially owned by them, and there are no other affiliations among the stockholders listed in the table.

(2) Consists of shares held by affiliated entities as follows: (i) 1,597,342 shares beneficially owned by Domain Partners II, L.P., whose general partner is One Palmer Square Associates II, L.P.; (ii) 940,533 shares beneficially owned by Domain Partners III, L.P., whose general partner is One Palmer Square Associates III, L.P.; and (iii) 32,684 shares beneficially owned by DP III Associates, L.P., whose general partner is One Palmer Square Associates III, L.P. Dr. Treu and Mr. Dovey are general partners of One Palmer Square Associates II, L.P. and One Palmer Square Associates III, L.P. In such capacities, Dr. Treu and Mr. Dovey may each be deemed to be the beneficial owner of such shares, although each disclaims such beneficial ownership except to the extent of his pecuniary interest, if any. The address for Domain Partners II, L.P., Domain Partners III, L.P., DP III Associates, L.P., Dr. Treu and Mr. Dovey is One Palmer Square, Princeton, New Jersey 08542.

(3) Biotechnology Investments Limited ("BIL") has entered into a contractual arrangement with Domain Associates whereby Domain Associates serves as the United States venture capital advisor to BIL. Domain Associates has neither voting nor investment power over BIL's shares. Dr. Treu and Mr. Dovey are general partner of Domain
                                       2

     Associates. The address for BIL is St. Peter Port House, Sausmarez Street, St. Peter Port, Guernsey, GY13PH, Channel Islands.

(4) Based on Schedule 13G filed with the Securities and Exchange Commission as of December 31, 1997, stockholder held sole voting power and sole dispositive power as to all of such shares. Putnam Investments, Inc.'s address is One Post Office Square, Boston, Massachusetts 02109.

(5) Includes 147,466 shares subject to certain contractual restrictions, which restrictions lapse with respect to 9,341 shares within 60 days after February 28, 1998. Does not include an aggregate of 85,518 shares beneficially owned by Michael Johnson and Greg Johnson, Dr. Johnson's sons, who have sole voting and investment power of such shares and as to which shares Dr. Johnson disclaims beneficial ownership.

(6) Includes (i) 76,146 shares subject to certain contractual restrictions, which restrictions lapse with respect to 4,429 shares within 60 days after February 28, 1998, and (ii) an aggregate of 47,076 shares beneficially owned by Matthew A. Megaro as custodian for Anthony Megaro and Arianna Megaro, Mr. Megaro's son and daughter.

(7) Includes (i) 24,501 shares subject to certain contractual restrictions, which restrictions lapse with respect to 1,441 shares within 60 days after February 28, 1998 and (ii) 2,443 shares beneficially owned by Diana Parrish, Mr. Wallace's wife.

(8) Includes 16,963 shares that Dr. Bolognesi may acquire pursuant to stock options exercisable within 60 days after February 28, 1998 and the following shares as to which Dr. Bolognesi disclaims beneficial ownership:
     (i) 11,765 shares beneficially owned by James C. Bolognesi Irrevocable Trust, for which James C. Bolognesi, Dr. Bolognesi's son, is the sole beneficiary and Sarah Bolognesi, Dr. Bolognesi's wife, is the sole trustee;
     (ii) 11,765 shares beneficially owned by Michael P. Bolognesi Irrevocable Trust, for which Michael P. Bolognesi, Dr. Bolognesi's son, is the sole beneficiary and Sarah Bolognesi is the sole trustee; and (iii) 7,375 shares that Sarah Bolognesi may acquire pursuant to certain stock options exercisable within 60 days after February 28, 1998.

(9) Includes 3,105 shares that Dr. Sanders may acquire pursuant to stock options exercisable within 60 days after February 28, 1998.

(10) See notes (2)-(8).

REVOCABILITY OF PROXIES

    Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4727 University Drive, Suite 100, Durham, North Carolina 27707, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

PROXY SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

    The Board of Directors of the Company is currently composed of six members. In accordance with the terms of the Company's Third Amended and Restated Certificate of Incorporation, the Board of Directors of the Company is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual stockholder meeting commencing with the 1998 annual meeting, the successors to the Directors whose terms expire will be elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

VOTE REQUIRED

    The two candidates for the class of directors whose terms begin at the 1998 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of Trimeris. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named below for election, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the nominees listed below.

NOMINEES

    The following table sets forth information regarding the nominees:


                             YEAR FIRST                   CLASS
                               ELECTED                 TERMINATION
NAME                          DIRECTOR        AGE         YEAR             POSITION
----                          --------        ---         ----             --------

Jeffrey M. Lipton               1998          55          2001             President of NOVA Corporation
Brian H. Dovey                  1993          56          2001             General Partner of Domain Associates


BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2001

   JEFFREY M. LIPTON has been President of NOVA Corporation, a worldwide natural gas services and petrochemicals company headquartered in Calgary, Alberta, Canada since 1994 and a director of NOVA since 1996. Prior to NOVA, Mr. Lipton was with E. I. Du Pont De Nemours & Co., holding a number of managerial positions, including Vice President, Medical Products, Vice President, Polymer Products, Vice President, Corporate Marketing and Continuous Improvement, and Vice President, Corporate Plans. Mr. Lipton serves on the Boards of Methanex Corporation, NGC Corporation, Foothills Pipe Lines Ltd., NOVA Gas Transmission, Ltd., NOVA Gas International, Ltd., Novagas Clearinghouse Ltd, and the Chemical Manufacturers' Association.


    BRIAN H. DOVEY has been a Director of the Company since its inception. Mr. Dovey has been a general partner of Domain Associates, a venture capital firm specializing in investments in life sciences, since 1988. Mr. Dovey is President of the National Venture Capital Association and is a member of the Boards of Trustees of the Coriell Institute and the University of Pennsylvania School of Nursing. Mr. Dovey is Chairman of the Board of Directors of Creative BioMolecules and also serves on the Boards of Directors of Connetics Corporation, Geron Corporation, NABI and Vivus, Inc.

BOARD MEETINGS AND COMMITTEES

    The Company's Board of Directors met a total of seven times during the year ended December 31, 1997. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served, except for Dr. Sanders who attended 71% of the meetings held by the Board.

    The Company has a standing Compensation Committee currently composed of Messrs. Bolognesi, Sanders and Dovey. The Compensation Committee met two times in 1997. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Compensation Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans.

    The Company also has a standing Audit Committee composed of Messrs. Treu and Sanders. The Audit Committee met once in 1997. The Audit Committee assists in selecting the independent accountants, designating the services they are to perform and in maintaining effective communication with those accountants.

DIRECTOR COMPENSATION

    The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Prior to 1998, the directors were not compensated, except for reimbursement of expenses as previously described, for their services as directors. Beginning in 1998, directors will receive $1,500 per meeting attended. In addition, beginning with the 1998 Annual Meeting, all eligible non-employee directors will automatically receive an option to purchase 2,500 shares of Common Stock at each annual meeting. These options will have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date and will become exercisable after the completion of one year of service following such grant. During 1998, directors holding office immediately prior to the 1998 Annual Meeting were each granted an option to purchase 20,000 shares of Common Stock, 10,000 of which were immediately vested in recognition of prior service, with the remaining 10,000 options vesting ratably over the next four years. These options have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Company is asking the stockholders to ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the year ending December 31, 1998.

VOTE REQUIRED

    The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of KPMG Peat Marwick LLP to serve as the Company's independent accountants for the year ending December 31, 1998.

                                   PROPOSAL 3

    AMENDMENT TO THE TRIMERIS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

         The Trimeris, Inc. Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Board and approved by the stockholders in September 1997. The stockholders are being asked to vote on a proposal to approve an amendment to the Stock Incentive Plan to increase the number of shares of Common Stock available for issuance under the Stock Incentive Plan by 750,000 shares to a total of 1,602,941 shares of Common Stock. The Board adopted the amendment on April 23, 1998 subject to stockholder approval at the Annual Meeting. The Board believes the amendment is necessary in order to provide the Company with a sufficient reserve of Common Stock for future option grants needed to attract, employ, and retain employees, directors, and consultants of outstanding ability.

         The principal terms and provisions of the Stock Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Stock Incentive Plan. A copy of the Stock Incentive Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary at the Company's executive offices in Durham, North Carolina.

                     DESCRIPTION OF THE STOCK INCENTIVE PLAN

    The Stock Incentive Plan was adopted by the Board of Directors and approved by the stockholders in September 1997. Under the Stock Incentive Plan, options, restricted stock or other stock-based awards (each, an "Award") may be granted to employees, officers, directors, consultants and advisors of the Company. Incentive stock options may be granted only to employees and to directors who are also employees of the Company.

    The Stock Incentive Plan is administered by the Board, which may, to the extent permitted by applicable law, delegate to one or more committees of the Board any or all of its powers under the Stock Incentive Plan. Certain powers may also, to the extent permitted by applicable law, be delegated to executive officers of the Company. For so long as the Company's Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall appoint one committee of not less than two members, each of whom shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, to grant Awards and take other action under the Stock Incentive Plan with respect to individuals deemed to be insiders for purposes of
Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act").

    The Board determines the terms and conditions applicable to all Awards granted under the Stock Incentive Plan. Subject to adjustment for stock splits, stock dividends, recapitalizations, consolidations or other similar events, a maximum of 852,941 shares are authorized for Awards under the Stock Incentive Plan, of which 410,084 shares are the subject of existing options granted under the Trimeris, Inc. New Stock Option Plan prior to the adoption of the Stock Incentive Plan and 80,231 shares remain available for grant. If the Stockholders approve Proposal No. 3, a maximum of 1,602,941 shares of Common Stock will be authorized for issuance under the Stock Incentive Plan.

    Both incentive stock options and nonstatutory stock options may be granted under the Stock Incentive Plan. The Stock Incentive Plan provides that any option granted to a participant who is subject to the provisions of Section 16 of the Exchange Act shall not become exercisable for a period of at least six
(6) months following the date of grant. Certain restrictions on the terms of incentive stock options are imposed under the Stock Incentive Plan to ensure compliance with the requirements for incentive stock options under Section 422 of the Internal Revenue Code.

    In the event an optionee ceases to be employed by the Company for any reason other than death or disability, each outstanding option held by such optionee will terminate and cease to be exercisable no later than three months after the date of such cessation of employment. Should the optionee's employment terminate by reason of disability, each outstanding option held by such optionee will terminate and cease to be exercisable no later than twelve months after the date of such cessation of employment. In the event the optionee's employment should terminate by reason of death (including death within three months following cessation of employment), each outstanding option held by such optionee will become immediately vested and exercisable no later than twelve months after the date of such cessation of employment.

   The Stock Incentive Plan permits Common Stock purchased upon the exercise of options to be paid (i) in cash or by check, (ii) through a broker-facilitated cashless exercise procedure, or, to the extent permitted by applicable law,
(iii) by delivery of shares owned by the optionee, provided such shares have been held for at least six (6) months, (iv) by delivery of a promissory note secured by valuable collateral, or (v) by payment of such other lawful consideration as the Board may determine.

    The Board may grant restricted stock Awards under the Stock Incentive Plan entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or a part of such shares and upon such other terms and conditions as the Board may determine. Stock certificates issued in respect of a restricted stock Award are registered in the name of the participant and held in escrow by the Company until expiration of the applicable restriction periods. Any restricted stock Award granted to a participant who is subject to the provisions of Section 16 of the Exchange Act shall restrict the release of the shares subject to the Award for a period of at least six (6) months following the date of grant.

    The Board has the authority under the Stock Incentive Plan to grant other Awards based on the Common Stock having such terms and conditions as the Board may determine. Except as the Board may otherwise provide in a particular Award, no Awards granted under the Stock Incentive Plan may be transferred or assigned by the holder other than by will or the laws of descent or distribution.

    The Stock Incentive Plan provides for the automatic acceleration of vesting of Awards in the event of the acquisition by someone of 50% or more of the voting power of the Company's then outstanding securities (other than through a merger, consolidation or acquisition of securities directly from the Company) (a "Change of Control Event"), a merger, consolidation, sale of all or substantially all of the assets of the Company, or complete liquidation of the Company. Each of the foregoing events is referred to as an "Acquisition Event." Except as may be otherwise provided in the agreement governing a particular Award, upon an Acquisition Event, all outstanding restricted stock and stock-based Awards, options and stock appreciation rights shall become fully vested and immediately exercisable or realizable; provided, however, that the Board may additionally provide, upon the execution by the Company of an agreement to effect an Acquisition Event other than a Change of Control Event, for the assumption or substitution of options and stock appreciation rights by the acquiring or succeeding corporation, or the termination of any unexercised options or stock appreciation rights to the extent not exercised prior to the consummation of the Acquisition Event.

    The Board may terminate or amend the Stock Incentive Plan at any time; provided however, that without the approval of the Company's stockholders, there shall be no increase in the total number of shares available for Awards or for grants of incentive stock options under the Stock Incentive Plan. No Awards may be made under the Stock Option Plan after the earlier of ten (10) years from the date of adoption by the Board or approval by the stockholders of the Stock Incentive Plan.

    As of February 28, 1998, the Company had outstanding 3,531 nonqualified stock options under its previous stock option plan, the Trimeris, Inc. Stock Option Plan, at a weighted average exercise price of $.425 per share. The Board of Directors has determined not to grant additional options under such plan. At February 28, 1998, these options had a market value of approximately $32,000 based on the closing price of the Company's Common Stock of $9.50 on February 27, 1998.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

    Because the Stock Incentive Plan is discretionary, benefits to be received by individual optionees are not determinable. However, each of the Directors serving at the Annual Meeting will receive an automatic option grant to purchase 2,500 shares on the date of the Annual Meeting with an exercise price per share equal to the closing price per share of Common Stock on the date of the Annual Meeting. The table below shows, as to each of the Named Executive Officers (as defined in the Summary Compensation Table) named in the Summary Compensation Table and the various indicated groups, (i) the number of shares of Common Stock for which options have been granted under the Stock Incentive Plan for the one-year period ending December 31, 1997 plus the period through February 28, 1998 and (ii) the weighted average exercise price per share.







                                                                                        Weighted Average
                                                               Number of                  Exercise Price of
Name and Position                                             Option Shares               Granted Options
-----------------                                             -------------               ---------------


M. Ross Johnson
 President, Chief Executive Officer and Chief Scientific
 Officer                                                             --                        $   --
Matthew A. Megaro
 Chief Operating Officer, Chief Financial Officer,
 Executive Vice President and Secretary                              --                            --
Max N. Wallace
 Former Executive Vice President, General Counsel and
 Secretary                                                           --                            --
All current executive officers as a group (2 persons)                --                            --
All current directors (other than executive officers) as a
 group (4 persons)                                                   --                            --
All employees, including current officers who are not
 executive officers as a group (36 persons)                      93,724                          1.16


TAX EFFECTS OF STOCK INCENTIVE PLAN PARTICIPATION

    The following discussion of the federal income tax consequences of awards granted under the Stock Incentive Plan is intended only as a summary of the federal income tax treatment of stock options (Incentive Stock Options "ISOs" and Non-Qualified Stock Options "NQSOs"), and other stock Awards under the Stock Incentive Plan as of the date of this Proxy Statement. The federal income tax laws pertaining to the Stock Incentive Plan are highly technical and such laws are subject to change at any time. Some variations on the federal income tax effects of Stock Incentive Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Exchange Act. This discussion also does not address applicable tax withholding requirements which apply to substantially all Awards under the Stock Incentive Plan.

    Incentive Stock Options. Although the Company has obtained neither a letter ruling from the Internal Revenue Service (the "IRS") nor an opinion of counsel stating that the ISO provisions of the Stock Incentive Plan constitute an incentive stock option under the applicable federal income tax laws, it is expected that the options granted under the ISO provisions of the Stock Incentive Plan will qualify as ISOs for federal income tax purposes subject to disqualification as provided by the federal income tax laws.

    In general, no taxable income will be realized by an optionee, and no federal income tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The federal income tax consequences of a disposition of Stock received pursuant to the exercise of an ISO will depend upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (1) two years from the date of the grant of the ISO, or (2) one year after the date of the transfer of the shares to him (the "Holding Period"), then the optionee will be taxed according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares of Stock, which difference will be capital gain if the shares are held as a capital asset. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For purposes of this discussion, "disposition" means a lifetime transfer of legal title, such as by sale, exchange or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

    The Holding Period will not apply to an ISO that is exercised after the optionee's death by his estate or by a person who acquired the right to exercise it by bequest or inheritance or otherwise by reason of the optionee's death. The Holding Period will apply if the optionee dies after he exercises his ISO. In that case, his estate, or any other person holding the shares acquired pursuant to the ISO, must either hold the shares for the applicable Holding Period or suffer the tax consequences discussed below for a "disqualifying disposition."

    A "disqualifying disposition" takes place if the optionee makes a disposition of the shares of stock acquired through the exercise of an ISO before satisfying the Holding Period. If a "disqualifying disposition" occurs, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (1) the fair market value of the Stock on the date of exercise of the ISO minus the option price, or (2) the amount realized on the disposition minus the option price. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as a compensation expense, the amount so included as ordinary income by the optionee.

    Under the Stock Incentive Plan, an optionee who exercises an option may be allowed to pay for his shares with cash or with shares of Stock of the Company, including shares acquired in a prior ISO exercise.

    In order for an ISO granted under the Stock Incentive Plan to be governed by the general rules pertaining to ISOs, the optionee must be an employee of the Company for the entire time from the date the ISO is granted until three months before its exercise. An optionee who is disabled has twelve months rather than three months after leaving employment to exercise his ISOs. These employment requirements do not apply if the optionee dies before exercising an ISO, but in such circumstances the employment requirement must have been met by the employee at his death.

    The federal alternative minimum tax consequences of the exercise of an ISO under the Stock Incentive Plan may differ from the federal income tax consequences of such exercise. The alternative minimum tax consequences of the disposition of shares acquired upon the exercise of an ISO may also differ from the regular income tax consequences of such disposition. The difference between the option price and the fair market value of the shares upon exercise will be an item of adjustment subject to the federal alternative minimum tax. For purposes of the individual alternative minimum tax, the income tax rules governing the transfer of property in connection with the performance of services apply, not the income tax rules applicable only to ISOs. For example, if an optionee acquires shares pursuant to the exercise of an ISO under the Stock Incentive Plan and disposes of the shares in the same taxable year, tax treatment under the regular income tax and the alternative minimum tax will be the same. If, however, the shares are disposed of in a disqualifying disposition in a later taxable year, the difference between the option price and the fair market value of the shares will be included in alternative minimum taxable income in the year of exercise; such amount would be included in regular taxable income, but not in alternative minimum taxable income, in the year of the disposition. Similarly, if an optionee acquires shares pursuant to the exercise of an ISO under the Stock Incentive Plan and disposes of the shares after the Holding Period is satisfied, the difference between the option price and the fair market value of the stock at the time of exercise will be included in alternative minimum taxable income, but not in regular taxable income, in the year of exercise, and for alternative minimum tax purposes the cost basis of the shares will be the sum of the option price and the amount of income included in alternative minimum taxable income in the year of exercise.

    Nonstatutory (or Non-Qualified) Stock Options. Holders of NQSOs will not be entitled to the special tax treatment afforded by Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    Under the Code, an optionee granted a NQSO will realize no taxable income upon grant of the NQSO, but will be deemed to have realized ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of the exercise of the NQSO over the option price paid, unless at the time of exercise the stock remains subject to a "substantial risk of forfeiture" as defined in Section 83 of the Code. Whether an optionee who exercises a NQSO under the Stock Incentive Plan will acquire the stock subject to a substantial risk of forfeiture will depend upon the terms of the NQSO award as determined by the Committee. For a complete discussion of the income tax treatment when a participant acquires the Company's Stock subject to a "substantial risk of forfeiture," see "Restricted Stock" below. The Company is required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NQSO.

    An optionee's tax basis in shares acquired upon the exercise of a NQSO will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the NQSO. Upon any sale of such shares of Stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be short-term or long-term capital gain or loss, depending on whether the shares have been held for more than the long-term capital gain holding period. In general, when a NQSO is exercised by the exchange of previously acquired stock, the optionee receives a tax-free exchange and basis carryover from the old shares to an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the NQSO, plus the amount of cash paid by the optionee upon the exercise of the NQSO.

    Restricted Stock. A recipient of restricted stock, or any other stock Award under the Stock Incentive Plan that is subject to a "substantial risk of forfeiture", generally will be subject to federal income tax at ordinary income rates on the excess of the fair market value of the restricted stock at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code ("restrictions") over the purchase price, if any, of such restricted stock.

    Despite the general tax treatment of restricted stock described above, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the shares will have ordinary taxable income on the date of transfer of the shares equal to the excess of the fair market value of such shares on the transfer date, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. No additional ordinary taxable income will then be recognized when the restrictions expire, although any gain on disposition of the stock will be subject to tax as discussed below. If the shares subject to such election are forfeited, the recipient will only be entitled to a deduction, refund or loss for tax purposes equal to the purchase price, if any, of the forfeited shares, regardless of whether the recipient made an election under Code Section 83(b).

    Upon the sale of any stock following the expiration of the forfeiture period for restricted stock or upon the sale of stock for which a timely election under Code Section 83(b) was made, the participant will realize capital gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock. The holding period to determine whether the participant has long-term or short-term capital gain will generally begin when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant timely elects to be taxed as of the date of transfer of the shares, the holding period will commence on such date, and the tax basis will be equal to the fair market value of the shares on such date, determined without regard to the restrictions.

    The Company will be entitled to a deduction for federal income tax purposes in the year the income is taxable to the participant in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock Award.

    Stock Awards. Unrestricted awards of stock will be taxable to the participant and deductible by the Company at the time of the award in an amount equal to the fair market value of the shares at that time. If the shares are subject to forfeitability and nontransferability restrictions, the participant may either elect immediate taxation in an amount equal to the fair market value of the shares at the time of the award, less any payment therefor, or delay the recognition of taxable income in an amount equal to the fair market value of the shares, less the purchase price, if any, when the restrictions lapse. See "Restricted Stock" above. Upon a sale of shares received as a stock Award, the participant will realize capital gain or loss in an amount equal to the difference between the amount realized and the participant's tax basis, which is generally the amount of ordinary income previously recognized plus any cash payment. The Company will be entitled to a deduction for federal income tax purposes in the year the income is taxable to the participant in an amount equal to the ordinary income realized by the participant as a result of the stock Award.

    Payments Upon Change in Control. The Stock Incentive Plan provides for the acceleration of payment of Awards and related shares of Stock in the event of certain acquisition events or other change in control of the Company, as defined in the Stock Incentive Plan. Such acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the ratification and approval of the amendment to the Company's Amended and Restated Stock Incentive Plan to increase the number of shares available for grant by 750,000.

                 EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

    The following table sets forth certain information with respect to executive officers, directors and certain key employees of the Company:

NAME                                                      AGE        POSITION
----                                                      ---        --------

M. Ross Johnson, Ph.D.................................     53        President,   Chief  Executive  Officer,  Chief
                                                                     Scientific Officer and Director
Matthew A. Megaro.....................................     40        Chief  Operating   Officer,   Chief  Financial
                                                                     Officer,    Executive   Vice   President   and
                                                                     Secretary
Samuel Hopkins, Ph.D..................................     39        Vice President of Medical Affairs
Dennis M. Lambert, Ph.D...............................     50        Vice  President of  Biological  and  Molecular
                                                                     Sciences
M.C. Kang, Ph.D.......................................     46        Director of Chemistry
Michael A. Recny, Ph.D................................     42        Director of Business Development
Timothy J. Creech.....................................     37        Director of Finance
Jesse I. Treu, Ph.D.(1)...............................     51        Chairman of the Board of Directors
Dani P. Bolognesi, Ph.D.(2)...........................     57        Director
Brian H. Dovey (2)....................................     56        Director
Charles A. Sanders, M.D.(1)(2)........................     66        Director

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

M. ROSS JOHNSON, PH.D. joined the Company as Chief Scientific Officer and a Director in January 1995 and was named President and Chief Executive Officer in March 1996. Prior to joining the Company, Dr. Johnson was President and Chief Executive Officer of Parnassus Pharmaceuticals, Inc. ("Parnassus"), a biopharmaceutical company, from March 1994 to October 1994. In October 1994, Parnassus filed for protection under the United States Bankruptcy Code. From 1987 to March 1994, Dr. Johnson served as Vice President of the Chemical Development Division and Division of Chemistry, respectively, at Glaxo Wellcome, plc, a multinational pharmaceutical company. Prior to joining Glaxo, Dr. Johnson held a number of scientific management positions at Pfizer Inc., a multinational pharmaceutical company. Dr. Johnson received his Ph.D. degree in Organic Chemistry from the University of California at Santa Barbara.

MATTHEW A. MEGARO joined the Company as Chief Financial Officer and Vice President of Business Development in March 1995 and was named Chief Operating Officer, Executive Vice President and Secretary of the Company in June 1997. Prior to joining the Company, Mr. Megaro was Chief Operating Officer of Parnassus from January 1994 to October 1994. In October 1994, Parnassus filed for protection under the United States Bankruptcy Code. Prior to joining Parnassus, Mr. Megaro was Chief Financial Officer and Vice President of Finance and Administration of Athena Neurosciences, Inc., a biopharmaceutical company, from 1988 to January 1994.

SAMUEL HOPKINS, PH.D. joined the Company as Director of Drug Development in April 1995 and was named Vice President of Medical Affairs in June 1997. Prior to joining the Company, Dr. Hopkins was Director of Oncology and Antiviral Drug Product Development and Senior Clinical Research Scientist, respectively, at Cato Research, Ltd., a contract research organization from 1991 to April 1995. From 1987 to 1991, Dr. Hopkins was a Senior Research Scientist in the Division of Virology at Burroughs Wellcome Co., a multinational pharmaceutical company. Dr. Hopkins received his Ph.D. degree in Biochemistry and Biophysics from the Medical College of Virginia.

DENNIS M. LAMBERT, PH.D. joined the Company as Director of Virology in March 1993, was named Senior Director of Virology and Molecular Biology in September 1995, and was named Vice President of Biological Molecular Sciences in June 1997. Prior to joining the Company, Dr. Lambert was Assistant Director, Department of Molecular Virology and Host Defense, at SmithKline Beecham Corp., a pharmaceutical company, from 1988 to July 1993. Dr. Lambert received his Ph.D. degree in Microbiology/Virology from Indiana State University at Terre Haute.

M.C. KANG, PH.D. joined the Company as a consultant in October 1995 and was named Director of Chemistry in August 1996. Prior to joining the Company, Dr. Kang held various positions at Glaxo from 1990 to October 1995, most recently serving as Director of Chemical Development. Prior to joining Glaxo, Dr. Kang was a Development Chemist in the Medical Products Division at E.I. DuPont de Nemours and Company, a chemical company, from 1986 to 1990. Dr. Kang received his Ph.D. degree in Synthetic Organic Chemistry from Oregon State University.

MICHAEL A. RECNY, PH.D. joined the Company as Director of Biochemical Sciences in March 1995, and was named Director of Business Development in November 1996. Prior to joining the Company, Dr. Recny was Senior Director of Biological Sciences at Parnassus from November 1993 to October 1994. From 1988 to November 1993, Dr. Recny was Director of Protein Biochemistry at Procept, Inc., a biopharmaceutical company. Prior to joining Procept, Inc., Dr. Recny was a Staff Scientist/Laboratory Head at Genetics Institute Inc., a biopharmaceutical company. Dr. Recny received his Ph.D. degree in Biochemistry from the University of Illinois at Urbana-Champaign.

TIMOTHY J. CREECH, C.P.A. joined the Company as Director of Finance in July 1997. Prior to joining the Company, Mr. Creech was Corporate Controller at Performance Awareness Corporation, a software company, from July 1996 to June 1997. From December 1993 to July 1996, Mr. Creech was Director of Finance at Avant! Corporation, a software company. From 1990 to December 1993, Mr. Creech was a senior manager at KPMG Peat Marwick LLP, independent auditors for the Company.

JESSE I. TREU, PH.D. has been Chairman of the Board of Directors of the Company since its inception. Dr. Treu has been a general partner of Domain Associates, a venture capital firm specializing in investments in life sciences, since 1986. Dr. Treu serves on the Boards of Directors of Biosite Diagnostics, Inc. and GelTex Pharmaceuticals, Inc. Dr. Treu received his Ph.D. in Physics from Princeton University.

DANI P. BOLOGNESI, PH.D. was a founder of the Company and has been a Director since its inception. Dr. Bolognesi has held a number of positions at Duke University since 1971, and now serves as James B. Duke Professor of Surgery, Professor of Microbiology/Immunology, Vice Chairman of the Department of Surgery for Research and Development and Director of the Duke University Center for AIDS Research. Dr. Bolognesi is the Co-Chair of the National Institute of Allergy and Infectious Diseases Vaccine Working Group ("NIAID"), Chair of the Office of AIDS Research Coordinating Committee for Vaccines, Chair of the Office of AIDS Research Task Force Vaccine Reasearch and Development Area Review Panel, Chair of the panel to recommend strategies for the long-term care of the United States biomedical chimpanzee population, and is a member of the NIAID Vaccine Selection Committee. Dr. Bolognesi received his Ph.D. in Virology from Duke University.

BRIAN H. DOVEY has been a Director of the Company since its inception. Mr. Dovey has been a general partner of Domain Associates, a venture capital firm specializing in investments in life sciences, since 1988. Mr. Dovey is President of the National Venture Capital Association and is a member of the Boards of Trustees of the Coriell Institute and the University of Pennsylvania School of Nursing. Mr. Dovey is Chairman of the Board of Directors of Creative BioMolecules and also serves on the Boards of Directors of Connetics Corporation, Geron Corporation, NABI and Vivus, Inc.

CHARLES A. SANDERS, M.D. has been a Director of the Company since October 1996. From 1989 to May 1995, Dr. Sanders was Chairman of the Board of Directors and Chief Executive Officer of Glaxo and a member of the Board of Directors of Glaxo plc. Prior to joining Glaxo, Dr. Sanders held a number of positions at Squibb Corporation, a multinational pharmaceutical corporation, including Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Dr. Sanders serves on the Boards of Directors of Magainin Pharmaceuticals, Vertex Pharmaceuticals, Kendle International, Inc., Pharmacopeia, Inc., Scios, Inc., and Staff Mark, Inc. Dr. Sanders received an M.D. degree from Southwestern Medical College of the University of Texas.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the annual and long-term compensation paid by the Company during the fiscal year ended December 31, 1997 to the Company's President and Chief Executive Officer and to the Company's two other most highly compensated executive officers who were serving as executive officers and whose 1997 compensation exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE



                                                                                LONG TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                           RESTRICTED    SECURITIES
NAME AND                                   ANNUAL COMPENSATION            STOCK          UNDERLYING        ALL OTHER
PRINCIPAL POSITION                      YEAR     SALARY      BONUS      AWARDS(6)         OPTIONS(#)     COMPENSATION
------------------                      ----     ------      -----      ---------         ----------     ------------

M. Ross Johnson (1)                      1997     $249,300   $200,000            --                --   $         --
   President, Chief Executive Officer    1996      238,800     50,000            --        117,648(2)             --
   and Chief Scientific Officer
Matthew A. Megaro                        1997      177,950    117,000            --                --             --
   Chief Operating Officer, Chief        1996      160,300     34,000            --         51,765(3)             --
   Financial Officer, Executive
   Vice President and  Secretary
Max N. Wallace (4)                       1997      128,037         --            --                --      44,118(4)
   Former Executive Vice President,      1996      144,900     26,000            --         52,765(5)             --
   General Counsel and Secretary

(1) Dr. Johnson was named President and Chief Executive Officer of the Company in March 1996.

(2) In October 1996, the Board of Directors granted Dr. Johnson options to purchase 35,295 shares, 35,295 shares and 47,058 shares which were scheduled to vest ratably over a 48-month period which commenced in January 1995, July 1995 and March 1996, respectively. In May 1997, the Board of Directors accelerated the vesting of these options subject to certain restrictions on the underlying shares of Common Stock which lapse over the same period of time over which the options were to vest.

(3) In October 1996, the Board of Directors granted Mr. Megaro options to purchase 23,530 shares, 23,530 shares and 4,705 shares which were scheduled to vest ratably over a 48-month period which commenced in March 1995, July 1995 and March 1996, respectively. In May 1997, the Board of Directors accelerated the vesting of these options subject to certain restrictions on the underlying shares of Common Stock which lapse over the same period of time over which the options were to vest.

(4) Mr. Wallace resigned as Executive Vice President, General Counsel and Secretary in July, 1997. "All Other Compensation" includes amounts paid to Mr. Wallace under a severance agreement which expires in June, 1998. See "Employment Agreements." Mr. Wallace will receive approximately $88,000 during 1998 for the remainder of his severance agreement.

(5) October 1996, the Board of Directors granted Mr. Wallace options to purchase 17,648 shares, 27,648 shares and 7,469 shares which were scheduled to vest ratably over a 48-month period which commenced in March 1993, July 1995 and March 1996, respectively. In May 1997, the Board of Directors accelerated the vesting of these options subject to certain restrictions on the underlying shares of Common Stock which lapse over the same period of time over which the options were to vest. On July 10, 1997, Mr. Wallace resigned as an officer and Director of the Company and entered into an agreement with the Company pursuant to which the vesting of 3,971 of such underlying shares was accelerated and the other restrictions applicable to such 3,971 shares terminated.

(6) Restricted stock awards of 127,060, 76,470 and 34,588 shares were granted to Dr. Johnson, Mr. Megaro and Mr. Wallace, respectively, at their fair market value on the date of grant in consideration for full recourse secured promissory notes payable to the Company which bear interest at eight percent per annum. These shares are subject to the Company's right of repurchase and certain other restrictions which lapse ratably over a 48-month period. Aggregate holdings of restricted stock at December 31, 1997 were 156,806, 80,574, and 24,501 shares for Dr. Johnson, Mr. Megaro and Mr. Wallace, respectively. The market value of these shares based on the closing price of the Company's Common Stock on December 31, 1997 of $13.00, was $2,038,478, $1,047,462 and $318,513 for Dr. Johnson, Mr. Megaro
     and Mr. Wallace, respectively.


STOCK OPTION INFORMATION

    The following table sets forth certain information concerning stock options granted to the Named Executive Officers of the Company during the year ended December 31, 1997. No stock appreciation rights were granted to any of the Named Executive Officers during 1997 and no stock appreciation rights were outstanding as of December 31, 1997.

               OPTIONS GRANTED IN THE YEAR ENDED DECEMBER 31, 1997

                                                                                               POTENTIAL REALIZABLE
                                                                                                        VALUE AT
                                                      INDIVIDUAL GRANTS                          ASSUMED ANNUAL RATES
                                                                                                          OF
                                 NUMBER OF         PERCENT OF                                        STOCK PRICE
                                  SECURITIES         TOTAL                                           APPRECIATION
                                 UNDERLYING     OPTIONS GRANTED       EXERCISE                   FOR OPTION TERM
                                      OPTIONS   TO EMPLOYEES IN       PRICE PER    EXPIRATION
NAME                             GRANTED(#)             1997          SHARE            DATE           5%             10%
----                             ----------             ----          -----            ----           --             ---

M. Ross Johnson                             --           -- %           $ --              --        $ --           $ --
Matthew A. Megaro                           --           --               --              --          --             --
Max N. Wallace                              --           --               --              --          --             --


YEAR-END OPTION TABLE

    The following table sets forth certain information concerning stock options exercised by the Named Executive Officers during 1997, the number of options held by the Named Executive Officers as of December 31, 1997, and the value of any in-the-money options as of December 31, 1997.

                   AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 1997 AND YEAR-END
                                  OPTION VALUES

                                                                                   NUMBER OF SECURITIES
                                                                                         UNDERLYING
                                                                                 UNEXERCISED OPTIONS AS OF
                                          SHARES ACQUIRED         VALUE           DECEMBER 31, 1997 (1)(#)
NAME                                       ON EXERCISE (#)    REALIZED ($)    EXERCISABLE        UNEXERCISABLE
----                                       ---------------    ------------    -----------        -------------
M. Ross Johnson                              117,648(1)             --               $--                $--
Matthew A. Megaro                             51,765(1)             --                --                 --
Max N. Wallace                                52,765(1)             --                --                 --

(1) In May 1997, the Board of Directors accelerated the vesting of these options subject to certain restrictions on the underlying shares of Common Stock which lapse over the same period of time over which the options were to vest. At the time of exercise, the estimated value of the shares approximated the exercise price. See the table entitled Summary Compensation Table and the notes thereto and "Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENTS

    In December 1994, the Company entered into an employment arrangement with Dr. Johnson, its President, Chief Executive Officer and Chief Scientific Officer. Pursuant to this arrangement, Dr. Johnson is entitled to receive minimum annual compensation of $225,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to the Company's employees. In the event that Dr. Johnson's employment is terminated for any reason other than for cause, Dr. Johnson's employment arrangement provides that Dr. Johnson is entitled to his base salary and benefits for one year from the date of such termination.

    In February 1995, the Company entered into an employment arrangement with Mr. Megaro, its Chief Operating Officer, Chief Financial Officer, Executive Vice President and Secretary. Pursuant to this arrangement, Mr. Megaro is entitled to receive minimum annual compensation of $130,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to the Company's employees. In the event that Mr. Megaro's employment is terminated for any reason other than for cause, Mr. Megaro's employment arrangement provides that Mr. Megaro is entitled to his base salary and benefits for up to six months from the date of such termination, subject to certain limitations.

    On July 10, 1997, Mr. Wallace resigned as an officer and Director of the Company and entered into an agreement with the Company pursuant to which he served as a consultant to the Company until December 31, 1997. Thereafter, Mr. Wallace will continue to receive severance payments until June 30, 1998 based on his annual salary at the time of his resignation. In addition, the Company has agreed to terminate its right of repurchase and other restrictions with respect to approximately 24,015 shares of Common Stock held by Mr. Wallace for which such restrictions would not otherwise have lapsed at the time of his resignation. Mr. Wallace will receive approximately $88,000 during 1998 for the remainder of his severance agreement.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Effective April 10, 1997, the Board of Directors established a Compensation Committee which is responsible for determining the salaries and incentive compensation of the executive officers of the Company and recommending the salaries and incentive compensation of the other employees and consultants of the Company. The Compensation Committee also administers the Company's benefit plans, including the Stock Incentive Plan. Mr. Dovey serves as the Chairman of the Compensation Committee and the other members of the committee are Drs. Bolognesi and Sanders. None of Mr. Dovey, Dr. Bolognesi, nor Dr. Sanders was an officer or employee of the Company during 1997 or any prior year. During 1996 and prior to the formation of the Compensation Committee, the Board of Directors as a whole made decisions relating to compensation of the Company's executive officers. Dr. Johnson, the Company's President, Chief Executive Officer and Chief Scientific Officer, Mr. Wallace, the Company's former Executive Vice President, General Counsel and Secretary and Mr. Franco, the Company's former President and Chief Executive Officer, participated in all such discussions and decisions concerning the compensation of executive officers of the Company, except that Dr. Johnson and Messrs. Wallace and Franco were excluded from discussions regarding their own compensation. Subsequent to April 10, 1997, the Compensation Committee made all decisions regarding restricted stock and stock option grants, and compensation levels for the Company's executive officers. Dr. Johnson participated in deliberations regarding these matters, except for matters involving his own compensation package.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors offers this report regarding compensation for the Company's executive officers and Chief Executive Officer. The Compensation Committee is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and practices, including the establishment of the annual total compensation for the Chief Executive Officer and all executive officers.

                           GENERAL COMPENSATION POLICY

    The Company's primary objective is to maximize the value of its shares over time. The Compensation Committee, with this objective in mind, authorizes compensation packages for the Company's executive officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of the Company's business objectives. In addition, the Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies.

    The Company compensates its executive officers with a combination of salary and incentives designed to encourage efforts to achieve both the short-term and long-term goals of the Company. The compensation structure attempts to reward both individual contributions as well as the Company's overall performance. Traditional measures of corporate performance, such as earnings per share or sales growth, are not applicable to the performance of development stage biopharmaceutical companies like Trimeris. As a result, in making executive compensation decisions, the Committee evaluates other indications of performance, such as achieving milestones in the development of its drug candidates and raising the capital needed for its operations.

    The basic components of the Company's compensation packages for its executive officers include the following:

        -    Base Salary
        -    Bonuses
        -    Long-term Incentives
        -    Benefits

    Each executive officer's compensation package contains a mix of these components and is designed to provide a level of compensation competitive with the compensation paid to comparable officers of similar biopharmaceutical companies. The Committee favors a compensation structure that aligns the long-term interests of its executive officers with the interests of its stockholders, and as a result places significant weight upon long-term incentives in the form of stock options.

    BASE SALARY and increases in base salary are determined by both individual and Company performance and the salary levels in effect for similar biopharmaceutical companies. During 1997, the Board attempted to keep the base salaries of the Company's officers at a level near the median range of the salaries of officers in similar biopharmaceutical companies. In addition, the Board considered the following factors in setting the base salaries for executive officers during 1997: the Company's successful Phase I/II trial for T-20, the Company's successful completion of its initial public offering, and any special expertise of a particular executive.

    BONUSES are awarded by the Committee based upon its evaluation of the performance of each executive officer and the achievement of Company goals during the year. In 1997, annual bonuses awarded to the Named Executive Officers averaged approximately 45% of base salary and totaled in the aggregate $192,000, in recognition of the satisfaction of several significant corporate objectives during the year, including completion of the Company's successful Phase I/II trial for T-20 and raising significant additional capital. In addition, bonuses totaling $125,000 were awarded to the Named Executive Officers in connection with the successful completion of the Company's initial public offering.

    LONG-TERM INCENTIVE compensation in the form of stock options is expected to be the largest element of total compensation over time in order to conserve the Company's cash resources, to align the long-term interests of each officer with the interests of the Company's stockholders and to provide long-term incentives for the individual officer to remain with the Company. Under the Company's stock option plan, grants are generally priced at the fair market value on the date of grant, vest over a period of four years and have a term of ten years. Grants are made to all employees on their date of hire based on salary level and position. All employees, including executive officers, are eligible for subsequent discretionary grants which are generally based on either individual or corporate performance. The size of the option grant to each officer is based on the officer's current position and expected future contributions to the Company's business. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership.

    BENEFITS offered to the Company's executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all the Company's regular employees.

                                CEO COMPENSATION

    Dr. Johnson's 1997 base salary of $249,000 represented an increase on an annualized basis of approximately 4% over his annualized base salary during 1996. Cash bonuses paid to Dr. Johnson included a $75,000 bonus in connection with the successful completion of the Company's initial public offering, and an annual bonus of $125,000 in recognition of the accomplishment of significant corporate objectives, including the completion of the successful Phase I/II trial for T-20 and the acquisition of significant additional capital.

    The Committee expects that the stock options granted to Dr. Johnson will represent the largest element of his compensation and provide a direct link between Dr. Johnson's compensation and the Company's performance. During 1997, Dr. Johnson received 127,060 restricted shares of the Company's Common Stock at a price of $0.43 per share. These restricted shares vest over a four year period as long as Dr. Johnson continues to remain employed by the Company. As with the other Named Executive Officers, the options granted to Dr. Johnson were awarded based on the significant milestones achieved by the Company during 1997. The Committee believes that the restricted share grants were within the median range of the grants to chief executive officers in comparable companies. It is the Committee's judgment that Dr. Johnson's scientific and management leadership is extremely important to the Company, and it is therefore essential to provide Dr. Johnson with a significant unvested stock ownership position in the Company.

              COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         Brian H. Dovey, Chairman
         Dr. Dani Bolognesi, PhD.
         Dr. Charles Sanders, M.D.


PERFORMANCE GRAPH

    The following graph compares total stockholder returns since the Company became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index"). The total return assumes the investment of $100 on October 7, 1997 in each of (i) the Company's Common Stock, (ii) the Nasdaq Broad Index and (iii) the Nasdaq Pharmaceutical Index, and the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Pharmaceutical Index is made up of all companies with the standard industrial classification (SIC) Code 283 (category description "Drugs"). The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.


                           COMPARATIVE TOTAL RETURNS
                   October 8, 1997 through December 31, 1997

[PERFORMANCE GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

                                      CUMULATIVE TOTAL RETURN

                                              10/8/97     10/31/97   11/28/97   12/31/97
                                              -------     --------   --------   --------

   TRIMERIS, INC.                               100          105        118       106
   NASDAQ STOCK MARKET-US                       100           92         92        91
   NASDAQ PHARMACEUTICALS                       100           92         89        87


    The Company effected its initial public offering on October 7, 1997 at a per share price of $12.00. The closing price of Common Stock on October 8, 1997, its first day of public trading, was $12.25 per share. The graph above commences with the first trading day closing price of $12.25 per share.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE COMPENSATION COMMITTEE REPORT AND STOCK PERFORMANCE GRAPH ARE NOT DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS OR INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since February 1995, the Company has issued an aggregate of 274,512 shares of Common Stock to Dr. Johnson, the Company's President, Chief Executive Officer and Chief Scientific Officer at an aggregate purchase price of $123,300, or a weighted average purchase price of $.45 per share. In June 1997, the Company issued to Dr. Johnson an aggregate of 127,060 shares of Common Stock at an aggregate purchase price of $54,000, or $.425 per share, in consideration for a full recourse secured promissory note payable to the Company, which bears interest at eight percent per annum and is due in June 1999. In May 1997, the Company issued to Dr. Johnson an aggregate of 117,648 shares of Common Stock upon the exercise of certain options granted to Dr. Johnson at an aggregate exercise price of $40,000, or $.34 per share, in consideration for a full recourse secured promissory note payable to the Company, which bears interest at eight percent per annum and is due in May 1999. In April 1997, the Company issued to Dr. Johnson an aggregate of 33,333 shares of Series C Preferred Stock (convertible into 3,922 shares of Common Stock upon the completion of the Offering) at an aggregate purchase price of $20,000 in cash, or $.60 per share. Certain shares of Common Stock purchased from the Company by Dr. Johnson are subject to the Company's right of repurchase and certain other restrictions which lapse over a period of time.

    Since March 1995, the Company has issued an aggregate of 146,080 shares of Common Stock to Mr. Megaro, the Company's Chief Operating Officer, Chief Financial Officer, Executive Vice President and Secretary at an aggregate purchase price of $80,000, or a weighted average purchase price of $.55 per share. In June 1997, the Company issued Mr. Megaro an aggregate of 76,470 shares of Common Stock at an aggregate purchase price of $32,500, or $.425 per share, in consideration for a full recourse secured promissory note payable to the Company which bears interest at eight percent per annum and is due in June 1999. In May 1997, the Company issued Mr. Megaro an aggregate of 51,766 shares of Common Stock upon the exercise of certain options granted to Mr. Megaro at an aggregate exercise price of $17,600, or $.34 per share, in consideration for a full recourse secured promissory note payable to the Company which bears interest at eight percent per annum and is due in May 1999. In April 1997, the Company issued Mr. Megaro an aggregate of 41,667 shares of Series C Preferred Stock (convertible into 4,902 shares of Common Stock upon the completion of the Offering) at an aggregate purchase price of $25,000 in cash, or $.60 per share. Certain shares of Common Stock purchased from the Company by Mr. Megaro are subject to the Company's right of repurchase and certain other restrictions which lapse over a period of time.

    Since March 1995, the Company has issued an aggregate of 100,294 shares of Common Stock to Mr. Wallace, the Company's former Executive Vice President, General Counsel and Secretary at an aggregate purchase price of $37,540, or a weighted average purchase price of $.29 per share. In June 1997, the Company issued Mr. Wallace an aggregate of 34,588 shares of Common Stock at an aggregate purchase price of $14,700, or $.425 per share, in consideration for a full recourse secured promissory note payable to the Company which bears interest at eight percent per annum and is due in June 1999. In May 1997, the Company issued Mr. Wallace an aggregate of 52,765 shares of Common Stock upon the exercise of certain options granted to Mr. Wallace at an aggregate exercise price of $17,940, or $.34 per share, in consideration for a full recourse secured promissory note payable to the Company which bears interest at eight percent per annum and is due in May 1999.

    On July 10, 1997, Mr. Wallace resigned as an officer and Director of the Company and entered into an agreement with the Company pursuant to which he served as a consultant to the Company until December 31, 1997. Thereafter, Mr. Wallace will receive severance payments until June 30, 1998 based on his annual salary at the time of his resignation. In addition, the Company has agreed to terminate its right of repurchase and other restrictions with respect to approximately 24,015 shares of Common Stock held by Mr. Wallace for which such restrictions would not otherwise have lapsed at the time of his resignation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market ("Nasdaq"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Trimeris with copies of all reports they file pursuant to Section 16(a).

    Based solely on a review of the copies of such reports furnished to Trimeris, or written representations that no Form 5s were required, Trimeris believes that, during the period from October 1997 (the first period for which Section 16(a) reports were required to be filed) through December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were satisfied.

                 STOCKHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

    Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1999 must be received by the Company no later than January 20, 1999, in order to be included in the proxy statement and related proxy materials.

                                    FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT THE COMPANY'S EXECUTIVE OFFICES WHICH ARE LOCATED AT 4727 UNIVERSITY DRIVE, DURHAM, NORTH CAROLINA 27707.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated:  May __, 1998

By Order of the Board of Directors,



Matthew A. Megaro, SECRETARY

********************************************************************************
                                   APPENDIX A



                                 TRIMERIS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Dr. M. Ross Johnson and Matthew A. Megaro, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Trimeris, Inc. to be held on Thursday, June 17, 1998, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS
1, 2 AND 3.

               PLEASE SIGN AND DATE ON REVERSE SIDE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                  TRIMERIS, INC. ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 17, 1998

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.    Election of Directors:

[   ] Vote FOR all nominees at right (except as withheld in the space below)      NOMINEES:
                                                                                   Jeffrey M. Lipton
                                                                                   Brian H. Dovey

[   ] Vote WITHHELD from all nominees

Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

2. Ratification of Accountants: Ratification and approval of the selection of KPMG Peat Marwick LLP as independent accountants for the fiscal year ending December 31, 1998.

[   ] FOR                [   ] AGAINST            [   ] ABSTAIN

3. Ratification of an amendment to the Company's Amended and Restated Stock Incentive Plan to increase the number of shares available for grant by 750,000.

[   ] FOR                [   ] AGAINST            [   ] ABSTAIN

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING  [   ]

------------------------------------------          ----------------------------
 SIGNATURE OF STOCKHOLDER                           PRINTED NAME OF STOCKHOLDER

----------------------------                             Dated: ________, 1998
  TITLE (IF APPROPRIATE)

Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.


********************************************************************************
                                   APPENDIX B


                                 TRIMERIS, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

              (formerly, the Trimeris, Inc. New Stock Option Plan)


1.       Purpose

         The Trimeris, Inc. Amended and Restated Stock Incentive Plan (formerly, the Trimeris, Inc. New Stock Option Plan) (the "Plan") is established to advance the interests of the Company's stockholders by creating an incentive for, and enhancing the Company's ability to attract, retain and motivate, key employees, directors and consultants or advisors of Trimeris, Inc. and any successor corporations thereto (collectively, the "Company") or future parent and/or subsidiary corporations of such corporation (as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code")) (all of whom, along with the Company, sometimes being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group") by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

2.       Eligibility

         All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant." The Board of Directors of the Company (the "Board"), in its sole discretion, shall determine which persons shall be granted Awards under the Plan. A director of the Company shall be eligible to be granted an Incentive Stock Option (as hereinafter defined) only if the director is also an employee of the Company. A consultant or advisor to the Company or a non-employee director of the Company shall be eligible to be granted only Awards other than Incentive Stock Options. Participants may, if otherwise eligible, be granted additional Awards.

3.       Administration; Delegation

         (a) ADMINISTRATION BY BOARD. The Plan shall be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

         (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a "Committee"). For so long as the common stock, $.001 par value per share (the "Common Stock"), of the Company is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in
Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       Stock Available For Awards

         (a) NUMBER OF SHARES. Subject to adjustment under Section 4(b), Awards may be made under the Plan for up to a maximum of Eight Hundred Fifty Two Thousand Nine Hundred Forty-One (852,941) shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) ADJUSTMENTS TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to each outstanding Restricted Stock Award (as defined below), and (iv) the terms of each other outstanding stock-based Award, if any, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(b) applies and Section 9(a) also applies to any event, Section 9(a) shall be applicable to such event, and this Section 4(b) shall not be applicable.

5.       Stock Options

         (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Any Option granted to a Participant who is subject to the provisions of Section 16 of the Exchange Act shall not become exercisable for a period of at least six
(6) months following the date of grant. An Option which is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option."

         (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant who has been awarded an Option (an "Optionee"), or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) EXERCISE PRICE. The Board shall establish, in its sole discretion, the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value of a share of Common Stock on the date of grant of such Incentive Stock Option, as determined by the Board in good faith (the "Fair Market Value"), and (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall be not less than one hundred ten percent (110%) of the Fair Market Value. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted by the Board in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code. Nothing hereinabove shall require that any such assumption or modification result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

         (d) $100,000 LIMITATION. The aggregate fair market value, determined as of the date on which an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a Nonstatutory Stock Option to the extent of such excess.

         (e) TIME FOR GRANTING INCENTIVE STOCK OPTIONS. All Incentive Stock Options must be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

         (f) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted and (iii) no Incentive Stock Option shall be exercisable after the date the Optionee's employment with the Participating Company Group is terminated for cause (as determined in the sole discretion of the Board); and provided, further, that an Option shall terminate and cease to be exercisable no later than three (3) months after the date on which the Optionee terminates employment with the Participating Company Group, unless the Optionee's employment with the Participating Company Group shall have terminated as a result of the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), in which event the Option shall terminate and cease to be exercisable no later than twelve (12) months from the date on which the Optionee's employment terminated. For this purpose, an Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months following the Optionee's termination of employment.

         (g) EXERCISE OF OPTIONS. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (h) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may otherwise provide in an option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

                  (3) to the extent permitted by the Board and expressly provided in an option agreement, (i) by delivery of shares of Common Stock owned by the Optionee valued at their Fair Market Value, which Common Stock was owned by the Optionee at least six (6) months prior to such delivery, (ii) to the extent permitted by applicable law, by delivery of a promissory note of the Optionee to the Company secured by valuable collateral acceptable to the Board and on other terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

                  (4) any combination of the above permitted forms of payment.

6.       Restricted Stock

         (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable


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Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award, and subject to such other terms and conditions as the Board shall determine (each, a "Restricted Stock Award").

         (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the duration of restrictions, conditions for repurchase (or forfeiture) and the issue price, if any; provided, however, that any Restricted Stock Award granted to a Participant who is subject to the provisions of Section 16 of the Exchange Act shall restrict the release of shares under the Restricted Stock Award for a period of at least six (6) months from the date of grant. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and held in escrow by the Company, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       Other Stock-based Awards

         The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       General Provisions Applicable to Awards

         (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

         (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant,


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the Participant's legal representative, conservator, guardian or Designated
Beneficiary may exercise rights under the Award.

         (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same of a different type, changing the date or exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (g) CONDITIONS ON DELIVERY OF STOCK. The Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

9.       Acquisition Events

         (a) CONSEQUENCES OF ACQUISITION EVENTS. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company:

                  (i) Upon the occurrence of an Acquisition Event (as hereinafter defined),

                           (A) all Restricted Stock Awards then outstanding
shall become fully vested and immediately free of all restrictions; and

                           (B) all other stock-based Awards other than Options
and stock appreciation rights shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

                  (ii) Upon the execution by the Company of an agreement to effect an Acquisition Event other than a Change of Control Event (as hereinafter defined), all Options and


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stock appreciation rights then outstanding shall become fully vested and immediately exercisable in full upon the occurrence of the Acquisition Event or such earlier date as may be specified by the Board by written notice to the Participants, and the Board may take one or both of the following additional actions with respect to then outstanding Options and stock appreciation rights:
(A) provide that such Options and stock appreciation rights shall be assumed, or equivalent Options or stock appreciation rights be substituted by the acquiring or succeeding corporation (or an affiliate thereof), or (B) upon written notice to the Participants, provide that all then unexercised Options and stock appreciation rights will terminate to the extent not exercised by the Participants prior to the consummation of such Acquisition Event or such earlier date as may be specified by the Board by written notice to Participants.

                  (iii) Upon the occurrence of a Change of Control Event, all Options and stock appreciation rights then outstanding shall become fully vested and immediately exercisable in full.

         As used herein, an "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company (an event specified in this clause (d) being referred to as a "Change of Control Event").

         (b) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

10.      Miscellaneous

         (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.



                                       7
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         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any right as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

         (c) STATUS OF RIGHTS TO PAYMENTS UNDER PLAN. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

         (d) SUBJECT TO LAW. The Plan and the grant of Awards hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

         (e) SEVERABILITY. If any provision of this Plan or an option agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any agreement evidencing an Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or, if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the agreement, it shall be stricken and the remainder of the Plan or the agreement shall remain in full force and effect.

         (f) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Incentive Stock Option granted to an Optionee shall be effective unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (g) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no increase in the total number of shares available for Awards under the Plan (except by operation of the provisions of Section 4(b) above) or for grants of Incentive Stock Options under the Plan may be made, unless and until such amendment shall have been approved by the Company's stockholders.

         (h) STOCKHOLDER APPROVAL. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 422 of the Code.



                                       8
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         (i) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                           Adopted by the Board of Directors
                                           On September 30, 1997.

                                           Approved by the stockholders of
                                           the Company on September 30, 1997.


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